Ex-99.906.CERT

AFA Multi-Manager Credit Fund

Exhibit 13(b) to Form N-CSR

CERTIFICATIONS PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

I, Marco Hanig, Principal Executive Officer of the AFA Multi-Manager Credit Fund, certify to my knowledge that:

1.	The Form N-CSR of the registrant for the period ended April 30, 2022 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Date:	7/8/2022

By	/s/ Marco Hanig
Title	Marco Hanig, Principal Executive Officer

I, Rafi Labourdette, Principal Financial Officer of the AFA Multi-Manager Credit Fund, certify to my knowledge that:

1.	The Form N-CSR of the registrant for the period ended April 30, 2022 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Date:	7/8/2022

By	/s/ Rafi Labourdette
Title	Rafi Labourdette, Principal Financial Officer

These certifications are being furnished to the Commission solely pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C. (S) 1350 and are not being filed as part of the Form N-CSR with the Commission. A signed original of this written statement required by Section 906 has been provided to the AFA Multi-Manager Credit Fund, and will be retained and furnished to the Securities and Exchange Commission or its staff upon request.